Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               NEXGEN VISION, INC.


     1.  The  name  of  the  corporation is NexGen Vision, Inc. (the "Company").

     2. The name of the registered agent, and the address of its registered office in the State of Delaware is as follows:


                          The Corporation Trust Company
                          Corporation Trust Center
                          1209 Orange Street
                          Wilmington, DE 19801


     3. The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     4. The total number of shares of stock of all classes and series the Company shall have authority to issue shares consisting of (i) 50,000,000 shares of Class A common stock, value of $0.001 per share (the "Class A Shares"), (ii) 7,700,000 shares of Class B common stock, value of $0.001 per share (the "Class B Shares") (the Class A Shares and the Class B Shares shall be collectively referred to as the "Common Stock"), and (iii) 10,000,000 shares of preferred stock, $0.001 par value with such powers, designations, preferences, rights and qualifications, limitations or restrictions as may be decided upon by the Company's board of directors (the "Preferred Stock"). Each share of Common Stock shall be entitled to its proportionate share of dividends and other distributions. Each Class A Share shall be entitled to one vote on all matters which come before the stockholders, whether at a meeting or by consent. Each Class B Share shall be entitled to 10 votes on all matters which come before the stockholders, whether at a meeting or by consent. Each Class B Share shall be convertible into one fully paid nonassessable Class A Share (i) at the option of the holder or (ii) upon public sale (x) in an offering registered under the Securities Act of 1933 (the "Securities Act"), (y) in an offering under Regulation A under the Securities Act, or (ii) under Rule 144, including Rule 144(k), under the Securities Act.

     5.  The  name  and  mailing  address  of  the  incorporator  is as follows:

                          Michael D. Harris, Esq.
                          Harris & Gilbert, LLP
                          1645 Palm Beach Lakes Boulevard, Ste. 550
                          West Palm Beach, Florida 33401

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     6.  The  name  and  mailing  address  of  each  person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

     Name                         Mailing  Address
     ----                         ----------------

     Gary  T.  Lafferty           c/o  NexGen  Merger,  Inc.
                                  1535  Oak  Industrial  Lane
                                  Suite  F
                                  Cumming,  GA  30041

     John  Chris  Kirch           c/o  NexGen  Merger,  Inc.
                                  1535  Oak  Industrial  Lane
                                  Suite  F
                                  Cumming,  GA  30041


     7. The Company is to have perpetual existence. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, amend, alter or repeal the bylaws of the Company.

     8. Elections of directors need not be by written ballot unless the bylaws of the Company shall so provide. Meetings of stockholders may be held within or without the State of Delaware as the bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Company.

     9. The Company reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. No director of this Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Nothing in this paragraph shall serve to eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to this Company or its stockholders, (b) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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     Any  repeal  or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

     11. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (except as provided in Section 11(f)) whether civil, criminal or administrative (a "Proceeding"), or is contacted by any governmental or regulatory body in connection with any investigation or inquiry (an "Investigation"), by reason of the fact that he or she is or was a director or executive officer (as such term is utilized pursuant to interpretations under Section 16 of the Securities Exchange Act of
          1934) of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "Indemnitee"), whether the basis of such Proceeding or Investigation is alleged action in an official capacity or in any other capacity as set forth above shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that such Advancement of Expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (an "Undertaking").

               (b) If a claim under paragraph (a) of this Section is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In

                         (i)  any  suit  brought  by the Indemnitee to enforce a
right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and

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                         (ii)  any suit by the Company to recover an Advancement
                    of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a final adjudication that,

the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section or otherwise shall be on the Company.

          (c) The rights to indemnification and to the Advancement of Expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (e) The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Section with respect to the indemnification and Advancement of Expenses of directors, and executive officers of the Company.

          (f)  Notwithstanding  the  indemnification  provided  for  by  this
Section 11, the Company's bylaws, or any written agreement, such indemnity shall not include any expenses, liabilities or losses including but not limited to advancement of expenses incurred by such Indemnitees relating to or arising from any Proceeding in which the Company asserts a direct claim (as opposed to a stockholders' derivative action) against the Indemnitees, whether such claim by the Company is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise.

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     I,  THE  UNDERSIGNED,  being  the  incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of the 8th day of April, 2002.


                                   ____________________________
                                   Michael  D.  Harris





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